                                  RESOLUTION


WHEREAS, At its regularly scheduled meeting held on February 20, 1998, this Board authorized the merger of two existing shelf registration statements into one registration statement (the "Global Shelf"); and

WHEREAS, The amount of securities that remain unissued under the Global Shelf is $446,209,251; and

WHEREAS, It is in the best interests of the Company to increase the amount of Securities that can be issued under the Global Shelf to $800,000,000 and to authorize the issuance of debt Securities thereunder; now, therefore,

RESOLVED, That the Company is authorized to increase the amount of securities that may be issued under the Global Shelf by $353,790,749 to $800,000,000 ; and further

RESOLVED, That, subject to the limitations contained in the adopting resolutions and these resolutions, the Company is authorized to issue up to $800,000,000 in debt securities; and further

RESOLVED, That the Securities will bear interest at a rate equal to a spread of not more than 175 basis points over the yield on U. S. Treasury instruments having a term equal to the Securities; and further

RESOLVED, That the debt Securities authorized hereby will be used to repay or refinance existing debt of the Company; and further

RESOLVED, That the determination of all terms and conditions of the debt Securities, so long as those terms and conditions are consistent with the foregoing resolutions, is delegated to the Management Committee made up of Joseph A. Pichler, David B. Dillon, W. Rodney McMullen, and Lawrence M. Turner, any three of whom can act for the Management Committee; and further

RESOLVED, That the Management Committee and the elected officers are authorized and directed to take all action and to execute all documents necessary or appropriate to effect the purposes and intent of the foregoing resolutions.

                                  RESOLUTION


WHEREAS, Pursuant to authorization of this Board, the Company registered under Registration No. 33-61563 (the "Equity Shelf") $341,943,251 of Common Stock, all of which remains unissued; and

WHEREAS, Pursuant to authorization of this Board, the Company registered under Registration No. 333-06763 (the "Debt Shelf") $744,266,000 of Debt Securities, of which $304,266,000 remains unissued; and

WHEREAS, The Board desires to authorize the merger of the Equity Shelf and the Debt Shelf into one registration statement (the "Global Shelf"); now, therefore,

RESOLVED, That the Company is authorized to merge the Debt Shelf and the Equity Shelf into a Global Shelf for an aggregate amount of Securities not to exceed $646,209,251 less the principal amount of any Securities issued under the Equity Shelf or the Debt Shelf prior to the effective date of the Global Shelf; and further

RESOLVED, That, subject to the limitations contained in these resolutions, the Securities to be issued under the Global Shelf may be debt Securities, equity Securities, warrants, depositary shares, or any other form of Securities as may be determined in accordance with these resolutions; and further

RESOLVED, That the elected officers of the Company be, and each of them hereby is, authorized, in the name and on behalf of the Company, to execute the Registration Statement with such changes therein as the officer executing the same may approve, such execution to be conclusive evidence of such approval, and to execute any and all amendments thereto as deemed necessary or desirable; and further

RESOLVED, That upon the execution of the Registration Statement or any amendments thereto, including post-effective amendments, by directors and officers of the Company, as required by law, either in person or by a duly authorized attorney or attorneys, the elected officers of the Company be, and each of them hereby is, authorized to cause the Registration Statement and any amendments thereto to be filed with the Securities and Exchange Commission (the "Commission") and to execute and file all such instruments, make all such payments, and to do such other acts and things as, in their opinion or in the opinion of any of them, may be necessary or desirable in order to effect such filing, to cause the Registration Statement to become effective, and to maintain the Registration Statement in effect for as long as they deem it to be in the best interests of the Company; and further

RESOLVED, That Paul W. Heldman and Bruce M. Gack, or either one of them, be, and each of them hereby is, made, constituted, and appointed the true and lawful attorneys-in-fact, with authority to sign and execute on behalf of this Company, and on behalf of the directors and officers thereof in their official capacities, the Registration Statement and any and all amendments thereto, which either of them, in their discretion, deem necessary or advisable to be filed with the Commission; and further

RESOLVED, That Paul W. Heldman, Senior Vice President, Secretary and General Counsel of the Company, whose address is 1014 Vine Street, Cincinnati, Ohio, be, and he hereby is, designated as the Agent for Service to be named in the Registration Statement, with authority to receive notices and communications with respect to such Registration Statement and with all powers consequent upon such designation under the rules and regulations of the Commission; and further

RESOLVED, That the elected officers of the Company be, and each of them hereby is, authorized to execute, in the name and on behalf of the Company, the Securities; that the signature of each of such officers on the Securities may be manual or by facsimile; that Securities bearing the manual or facsimile signatures of individuals who were at any time the elected officers of the Company shall bind the Company notwithstanding that such individuals or any of them cease to hold such offices; that the elected officers of the Company be, and each of them hereby is, authorized to deliver or cause to be delivered the Securities for authentication and delivery in the principal amount thereof as shall have been determined by the Board; and further

RESOLVED, That the elected officers of the Company be, and each of them hereby is, authorized and directed, if such officer or officers deem it necessary in connection with the offering of any of the Securities, to appoint a withholding agent and attorney for the Company for the purpose of withholding any and all taxes required to be withheld by the Company, under any Federal or other laws or regulations from time to time in effect, from the interest paid from time to time on the Securities, and to authorize and direct such agent to make any and all payments and reports and to file any and all returns and accompanying certificates with any governmental authority which such agent may be permitted or required to make or file as such agent under such laws or regulations; and further

RESOLVED, That the elected officers of the Company be, and each of them hereby is, authorized in the name and on behalf of this Company to take any and all action which they deem necessary or advisable to effect the registration or qualification (or exemptions therefrom) of the Securities for issue, offer, sale, or trade under the Blue Sky or securities laws of any State of the United States of America, any Province of Canada, or of any other country and in connection therewith to sign, execute, acknowledge, verify, deliver, file, and publish all such applications, issuer's covenants, consents to service of process, resolutions, and other papers and documents as may be required under such laws, and to take any and all further action which they deem necessary or advisable in order to maintain such registration or qualification of the Securities for as long as they may deem necessary or as required by law; and further

RESOLVED, That the elected officers of the Company be, and each of them hereby is, authorized in the name and on behalf of this Company to execute and file an application or applications for the listing of the Securities on the New York Stock Exchange, to appear before officials of the New York Stock Exchange and to take any and all action, and prepare, execute, and file any and all other applications and agreements, including an indemnity agreement relating to the use of facsimile signatures in the execution of the Securities, necessary, incidental, or convenient to effectuate such listing; and further

RESOLVED, That the elected officers of the Company be, and each of them hereby is, authorized in the name and on behalf of this Company to execute and cause to be filed with the Commission and the New York Stock Exchange an application on Form 8-A, or such other form as may be required for the purpose of registering the Securities on a national securities exchange, pursuant to the Securities Exchange Act of 1934; and further

RESOLVED, That each of the elected officers of the Company be, and each of them hereby is, authorized and directed to do and perform, or cause to be done and performed, all such acts, deeds, and things and to make, execute, and deliver, or cause to be made, executed, and delivered, all such agreements, undertakings, documents, instruments, or certificates, in the name and on behalf of the Company or otherwise, including, without limitation, indentures, loan agreements, underwriting, placement, exchange or agency agreements, and trust agreements, all as any of the elected officers deem necessary or appropriate to effect the purposes and intent of the foregoing resolutions.

                               POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, That the undersigned directors of THE KROGER CO. (the "Company") hereby make, constitute and appoint Paul W. Heldman and Bruce M. Gack, or either one of them, his or her true and lawful attorneys-in-fact to sign and execute for and on his or her behalf, a registration statement and any and all amendments thereto with respect to the issuance and sale by the Company of up to $800,000,000 of Securities to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in such form as they, or either of them, may approve and to do any and all other acts which said attorneys-in-fact, or either one of them, may deem necessary or desirable to enable The Kroger Co. to comply with said Act and the rules and regulations thereunder in connection with such sale.

IN WITNESS WHEREOF, the undersigned directors have hereunto set their hands and seal, as of the 16th day of April, 1998.



/s/ Reuben V. Anderson              /s/ John L. Clendenin

/s/ David B. Dillon                 /s/ John T. LaMacchia

/s/ Edward M. Liddy                 /s/ Patricia Shontz Longe

/s/ Clyde R. Moore                  /s/ T. Ballard Morton, Jr.

/s/ Thomas H. O'Leary               /s/ John D. Ong

/s/ Katherine D. Ortega             /s/ Joseph A. Pichler

/s/ Martha Romayne Seger            /s/ James D. Woods

                               POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, That the undersigned officer of THE KROGER CO. (the "Company") hereby makes, constitutes and appoints Paul W. Heldman and Bruce M. Gack, or either one of them, his true and lawful attorneys-in-fact to sign and execute for and on his behalf, a registration statement and any and all amendments thereto with respect to the issuance and sale by the Company of up to $800,000,000 of Securities to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in such form as they, or either of them, may approve and to do any and all other acts which said attorneys-in-fact, or either one of them, may deem necessary or desirable to enable The Kroger Co. to comply with said Act and the rules and regulations thereunder in connection with such sale.

IN WITNESS WHEREOF, I have hereunto set my hand.



/s/ W. Rodney McMullen                                   April 16, 1998
W. Rodney McMullen
Senior Vice President and
Chief Financial Officer

                               POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, That the undersigned officer and director of THE KROGER CO. (the "Company") hereby makes, constitutes and appoints Paul W. Heldman and Bruce M. Gack, or either one of them, his true and lawful attorneys-in-fact to sign and execute for and on his behalf, a registration statement and any and all amendments thereto with respect to the issuance and sale by the Company of up to $800,000,000 of Securities to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in such form as they, or either of them, may approve and to do any and all other acts which said attorneys-in-fact, or either one of them, may deem necessary or desirable to enable The Kroger Co. to comply with said Act and the rules and regulations thereunder in connection with such sale.

IN WITNESS WHEREOF, I have hereunto set my hand.



/s/ Joseph A. Pichler                                     April 16, 1998
Joseph A. Pichler
Chairman of the Board,
Chief Executive Officer and
Director

                               POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, That the undersigned officer of THE KROGER CO. (the "Company") hereby makes, constitutes and appoints Paul W. Heldman and Bruce M. Gack, or either one of them, his true and lawful attorneys-in-fact to sign and execute for and on his behalf, a registration statement and any and all amendments thereto with respect to the issuance and sale by the Company of up to $800,000,000 of Securities to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in such form as they, or either of them, may approve and to do any and all other acts which said attorneys-in-fact, or either one of them, may deem necessary or desirable to enable The Kroger Co. to comply with said Act and the rules and regulations thereunder in connection with such sale.

IN WITNESS WHEREOF, I have hereunto set my hand.



/s/ J. Michael Schlotman                           April 16, 1998
J. Michael Schlotman
Vice President and Corporate Controller

                               POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, That the undersigned officer and director of THE KROGER CO. (the "Company") hereby makes, constitutes and appoints Paul W. Heldman and Bruce M. Gack, or either one of them, his true and lawful attorneys-in-fact to sign and execute for and on his behalf, a registration statement and any and all amendments thereto with respect to the issuance and sale by the Company of up to $800,000,000 of Securities to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in such form as they, or either of them, may approve and to do any and all other acts which said attorneys-in-fact, or either one of them, may deem necessary or desirable to enable The Kroger Co. to comply with said Act and the rules and regulations thereunder in connection with such sale.

IN WITNESS WHEREOF, I have hereunto set my hand.



/s/ David B. Dillon                          April 16, 1998
David B. Dillon
President, Chief Operating Officer, and
Director